UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

AMERICAN COMMERCIAL LINES INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51562	73-3177794
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1701 EAST MARKET ST, JEFFERSONVILLE, Indiana		47130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	8122880100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective November 16, 2005, American Commercial Lines Inc. (the "Company") entered into an agreement with Michael P. Ryan, Senior Vice President, Sales and Marketing. The agreement provides for a minimum annual base salary of $275,000. Mr. Ryan will also be eligible for a cash bonus with a target of 65% of his base salary, dependent upon the achievement of financial performance targets and mutually agreed upon personal goals and objectives. Mr. Ryan, in accordance with the Company's relocation policy, will be reimbursed for customary and reasonable relocation expenses that he and his family incur in moving their residence to the Jeffersonville, Indiana area. Under the agreement, if Mr. Ryan is involuntarily terminated, terminated as a result of a reduction in force, his job is eliminated, or he is terminated without cause, Mr. Ryan shall receive a severance payment payable semi-monthly, less applicable federal and state withholdings, over a period of 12 months.

The foregoing description of the terms of the Ryan agreement is intended to serve as a summary of the compensation and benefit terms terms set forth in such agreement.

Item 8.01 Other Events.

On November 17, 2005, the Company announced the appointment of Michael P. Ryan as its Senior Vice President, Sales and Marketing. The press release issued by the Company on November 17, 2005 with respect to this appointment is included with this report as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

99.1 Press Release of American Commercial Lines Inc. dated November 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC.

November 17, 2005	By:	/s/ Lisa L. Fleming

Name: Lisa L. Fleming
Title: Senior Vice President, Law and Administration

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of American Commercial Lines Inc.